October 30, 2023

State Street Bank and Trust Company

200 Clarendon Street, 16th Floor

Boston, Massachusetts 02116

Attention: Sheila McClorey, Transfer Agent Vice President

Re:

Transfer Agency and Service Agreement between each of the Investment Companies listed on Appendix “A” thereto, (each a “Trust” and collectively the “Trusts”) and State Street Bank and Trust Company (the “Transfer Agent”) made as of October 11, 2013 (the “Transfer Agent Agreement”)

Ladies and Gentlemen:

This letter and the enclosed Appendix “A” to the Transfer Agent Agreement (“Appendix A”) are being delivered to the Transfer Agent to amend the Transfer Agent Agreement.

The following investment companies, which are exchange traded funds, desire to become a party to the Transfer Agent Agreement, and the Transfer Agent desires to provide the services set forth in the Transfer Agent Agreement to such funds, effective November 17, 2023:

Fidelity Enhanced International ETF	Fidelity Enhanced Large Cap Value ETF
Fidelity Enhanced Large Cap Core ETF	Fidelity Enhanced Mid Cap ETF
Fidelity Enhanced Large Cap Growth ETF	Fidelity Enhanced Small Cap ETF

When Appendix A is countersigned by the Transfer Agent, the investment company noted above shall become a “Trust” under the Transfer Agent Agreement and shall be bound by all terms and conditions and provisions of the Transfer Agent Agreement including, without limitation, the representations and warranties set forth in Section 4 of the Transfer Agent Agreement.

If you are in agreement with the foregoing, please countersign the enclosed copy of updated Appendix A and return it to the undersigned.

Sincerely,

Krista J. Lopez Pava

Krista J. Lopez Pava

Legal Product Manager

APPENDIX “A”

To

Transfer Agency and Service Agreement made as of October 11, 2013

LIST OF INVESTMENT COMPANIES

Effective as of November 17, 2023

Fund #	Trust	Fund Name
1283	Fidelity Commonwealth Trust	Fidelity NASDAQ Composite Index ETF
6157	Fidelity Covington Trust	Fidelity Blue Chip Growth ETF
6190	Fidelity Covington Trust	Fidelity Blue Chip Value ETF
6442	Fidelity Covington Trust	Fidelity Clean Energy ETF
6443	Fidelity Covington Trust	Fidelity Cloud Computing ETF
6565	Fidelity Covington Trust	Fidelity Crypto Industry and Digital Payments ETF
6444	Fidelity Covington Trust	Fidelity Digital Health ETF
6995	Fidelity Covington Trust	Fidelity Disruptive Automation ETF
6996	Fidelity Covington Trust	Fidelity Disruptive Communications ETF
6997	Fidelity Covington Trust	Fidelity Disruptive Finance ETF
6998	Fidelity Covington Trust	Fidelity Disruptive Medicine ETF
6999	Fidelity Covington Trust	Fidelity Disruptive Technology ETF
7027	Fidelity Covington Trust	Fidelity Disruptors ETF
2854	Fidelity Covington Trust	Fidelity Dividend ETF for Rising Rates
6445	Fidelity Covington Trust	Fidelity Electric Vehicles and Future Transportation ETF
7544	Fidelity Covington Trust	Fidelity Enhanced International ETF
7541	Fidelity Covington Trust	Fidelity Enhanced Large Cap Core ETF
7543	Fidelity Covington Trust	Fidelity Enhanced Large Cap Growth ETF
7542	Fidelity Covington Trust	Fidelity Enhanced Large Cap Value ETF
7546	Fidelity Covington Trust	Fidelity Enhanced Mid Cap ETF
7545	Fidelity Covington Trust	Fidelity Enhanced Small Cap ETF
3354	Fidelity Covington Trust	Fidelity Emerging Markets Multifactor ETF
6339	Fidelity Covington Trust	Fidelity Growth Opportunities ETF
2853	Fidelity Covington Trust	Fidelity High Dividend ETF
3088	Fidelity Covington Trust	Fidelity High Yield Factor ETF
3063	Fidelity Covington Trust	Fidelity International High Dividend ETF
3355	Fidelity Covington Trust	Fidelity International Multifactor ETF
3064	Fidelity Covington Trust	Fidelity International Value Factor ETF
2855	Fidelity Covington Trust	Fidelity Low Volatility Factor ETF
6340	Fidelity Covington Trust	Fidelity Magellan ETF
6566	Fidelity Covington Trust	Fidelity Metaverse ETF
2856	Fidelity Covington Trust	Fidelity Momentum Factor ETF
2574	Fidelity Covington Trust	Fidelity MSCI Communication Services Index ETF
2566	Fidelity Covington Trust	Fidelity MSCI Consumer Discretionary Index ETF
2567	Fidelity Covington Trust	Fidelity MSCI Consumer Staples Index ETF
2568	Fidelity Covington Trust	Fidelity MSCI Energy Index ETF
2569	Fidelity Covington Trust	Fidelity MSCI Financials Index ETF
2570	Fidelity Covington Trust	Fidelity MSCI Health Care Index ETF
2571	Fidelity Covington Trust	Fidelity MSCI Industrials Index ETF
2572	Fidelity Covington Trust	Fidelity MSCI Information Technology Index ETF
2573	Fidelity Covington Trust	Fidelity MSCI Materials Index ETF
2735	Fidelity Covington Trust	Fidelity MSCI Real Estate Index ETF
2575	Fidelity Covington Trust	Fidelity MSCI Utilities Index ETF
6079	Fidelity Covington Trust	Fidelity New Millennium ETF
6414	Fidelity Covington Trust	Fidelity Preferred Securities & Income ETF
2857	Fidelity Covington Trust	Fidelity Quality Factor ETF
6341	Fidelity Covington Trust	Fidelity Real Estate Investment ETF
6342	Fidelity Covington Trust	Fidelity Small-Mid Cap Opportunities ETF
3356	Fidelity Covington Trust	Fidelity Small-Mid Multifactor ETF
5027	Fidelity Covington Trust	Fidelity Stocks for Inflation ETF
6508	Fidelity Covington Trust	Fidelity Sustainable High Yield ETF
6415	Fidelity Covington Trust	Fidelity Sustainable U.S. Equity ETF (f/k/a Fidelity Sustainability U.S. Equity ETF)
6044	Fidelity Covington Trust	Fidelity U.S. Multifactor ETF
2858	Fidelity Covington Trust	Fidelity Value Factor ETF
6416	Fidelity Covington Trust	Fidelity Women’s Leadership ETF
2720	Fidelity Merrimack Street Trust	Fidelity Corporate Bond ETF
6353	Fidelity Merrimack Street Trust	Fidelity Investment Grade Bond ETF
6354	Fidelity Merrimack Street Trust	Fidelity Investment Grade Securitized ETF
2721	Fidelity Merrimack Street Trust	Fidelity Limited Term Bond ETF
3089	Fidelity Merrimack Street Trust	Fidelity Low Duration Bond Factor ETF
6563	Fidelity Merrimack Street Trust	Fidelity Sustainable Core Plus Bond ETF
6564	Fidelity Merrimack Street Trust	Fidelity Sustainable Low Duration Bond ETF
7324	Fidelity Merrimack Street Trust	Fidelity Tactical Bond ETF
2722	Fidelity Merrimack Street Trust	Fidelity Total Bond ETF

Each of the Investment Companies Listed Above,

on behalf of each of their Respective Portfolios

By:

/s/Craig Brown

Craig Brown

Deputy Treasurer, Fidelity Equity and High Income Funds

Assistant Treasurer, Fidelity Fixed Income and Asset Allocation Funds

State Street Bank and Trust Company By: /s/Jason O’Neill__________________________________ Name: Jason O’Neill Title: Vice President